Exhibit 10.7
Exhibit 10.7: Base Salaries of Named Executive Officers
     Effective March 1, 2007, the following are the base salaries (on an annual basis) of the named executive officers (as defined in Item 402(a)(3) of Regulation S-K) of Alliance Bankshares Corporation.

Thomas A. Young, Jr.	$291,500
President & CEO

Paul M. Harbolick, Jr.	$190,800
Executive Vice President & CFO

Frank H. Grace, III	$195,517
Executive Vice President

Craig W. Sacknoff	$152,963
Executive Vice President

John B. McKenney, III	$148,000
Senior Vice President & CCO

Thomas Patrick Danaher	$192,975
President, Alliance Insurance Agency, Inc.